Calculation of Filing Fee Tables
S-1
SHF Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value issuable upon exercise of Series B Warrants	Other	21,517,377	$ 0.7875	$ 16,944,934.39	0.0001381	$ 2,340.10
Fees to be Paid	2	Equity	Common Stock, $0.0001 par value	Other	1,080,807	$ 0.7875	$ 851,135.51	0.0001381	$ 117.54
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 17,796,069.90		$ 2,457.64
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,457.64
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) Based on $0.7875, the average of the high and low prices for a share of common stock as reported on Nasdaq on May 1, 2026, which date is a date within five business days of the filing of the registration statement filed by the registrant for the registration of the securities listed in the table above.

[2]	(1) Pursuant to Rule 416 under the Securities Act, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) Based on $0.7875, the average of the high and low prices for a share of common stock as reported on Nasdaq on May 1, 2026, which date is a date within five business days of the filing of the registration statement filed by the registrant for the registration of the securities listed in the table above.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date